Exhibit 99.1

October 1, 2013

Park City Capital, LLC

200 Crescent Court

Suite 1575

Dallas, Texas 75201

Attn: Mr. Michael J. Fox, Manager

Gentlemen:

This letter agreement (the “Letter Agreement”) will confirm the understanding and agreement by and among the undersigned with respect to the subject matter hereof.

1.                                      Election to Board.  Upon the execution of this Letter Agreement, AdCare Health Systems, Inc. (the “Company”) shall increase the size of its board of directors (the “Board”) from nine to ten members and shall simultaneously cause its directors to fill the vacancy created thereby by electing Michael J. Fox (“MJF”) to the Board for a term that will expire at the Company’s next annual meeting of stockholders, which meeting is expected to be held in December 2013 (the “2013 Annual Meeting”).  The Company agrees thereafter to include MJF in its slate of nominees for election as a Class I director at the 2013 Annual Meeting to hold office until the Company’s 2014 annual meeting of stockholders (a “Class I Director”), which meeting is expected to be held in June 2014, and to use its reasonable best efforts to cause the re-election of MJF to the Board as a Class I Director at the 2013 Annual Meeting (including, without limitation, recommending that the Company’s stockholders vote in favor of the re-election of MJF to the Board as a Class I Director in the Company’s proxy statement for the 2013 Annual Meeting).

2.                                      Covenants.  During such time as MJF serves on the Board as a nominee of the Board:

(a)                                 Park City Capital, LLC (“Park City”) shall take such action as may be required so that all Voting Securities beneficially owned by any member of the Park City Group are voted (whether by proxy or otherwise) in favor of each of the Board’s nominees to the Board at any and all meetings of the stockholders of the Company or at any adjournment or postponement thereof or in any other circumstance in connection with which a vote, consent or other approval of holders of Voting Securities is sought with respect to the election of any nominee to the Board.  Park City, as a holder of Voting Securities, shall also be present, in person or by proxy, and it shall also cause all other members of the Park City Group that hold any Voting Securities to be present, in person or by proxy, at all meetings of stockholders of the Company called with respect to the foregoing and of which the Park City has received due notice so that all Voting Securities beneficially owned by Park City and each other member of the Park City Group may be counted for the purpose of determining the presence of a quorum at any such meeting.

(b)                                 Park City will not do or agree or commit to do (or encourage any other person to do or agree or commit to do) and will not permit any other member of the Park City Group or any affiliate or associate of any such member to do or agree or commit to do (or encourage any other person to do or agree or commit to do) any of the following: (i) solicit proxies or written consents of stockholders with respect to any Voting Securities under any circumstances, or make, or in any way participate in, any “solicitation” of any “proxy” to vote any Voting Securities (other than conducted by the Company) or become a “participant” in any election contest with respect to the Company (as such terms are defined or used in Rules 14a-1 and 14a-11 under the Exchange Act); (ii) seek to call, or request the call of, a special meeting of the stockholders of the Company or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company that has not first been approved in writing by the Board; (iii) make any request or otherwise seek to obtain, in any fashion that would require public disclosure by the Company, Park City or their respective affiliates, any waiver or amendment of any provision of this Letter Agreement or take any action restricted hereby; or (iv) make, or cause to be made, any statement or announcement that constitutes an ad hominem attack on the Company, its officers or its directors in any document or report filed with or furnished to the SEC or any other governmental agency or in any press release or other publicly available format, provided that nothing herein shall prohibit, or be construed to prohibit, any member of the Park City Group from commenting or presenting its views on any issue or matter publicly disclosed by the Company and making any filings with the SEC which any of the foregoing parties reasonably determines it is required by law to make in connection therewith.

(c)                                  MJF agrees to comply with all applicable policies and guidelines of the Company, including, without limitation, those relating to corporate governance, conflicts of interest, confidentiality and securities trading.  MJF further agrees, consistent with his fiduciary duties and his obligation of confidentiality as a member of the Board, to refrain from communicating to anyone any nonpublic information about the Company or its business that he learns in his capacity as a member of the Board, which agreement shall remain in effect after MJF leaves the Board.  Notwithstanding the foregoing, MJF may communicate such information to any other member of the Park City Group who agrees to be bound by the same confidentiality restrictions that are otherwise applicable to MJF, provided that MJF shall be liable for any breach of such agreement by any such member to the same extent as if such member were a party hereto.  In addition, MJF hereby confirms that each of the other members of the Park City Group has agreed not to trade in any securities of the Company while in possession of any nonpublic material information about the Company or its business if and to the extent doing so would be in violation of applicable law or, without the prior written approval of the Board, to trade in any securities of the Company during any blackout period imposed by the

Company (it being understood that the Company shall not be responsible for Park City Group’s compliance with the securities laws).

3.                                      Certain Information.  MJF hereby represents and warrants to the Company that no event has occurred of the type described in 17 C.F.R. §229.401(f) with respect to MJF that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies for the election of MJF to the Board pursuant to Section 14 of the Exchange Act.

4.                                      Certain Definitions.  For purposes of this Letter Agreement:

(a)                                 “affiliate” and “associate” shall each have the meaning set forth with respect thereto in Rule 12b-2 under the Exchange Act, provided that, for purposes of this Agreement, the Company shall not be deemed to be an affiliate or associate of the Park City Group and the Park City Group shall not be deemed to be an affiliate or associate of the Company;

(b)                                 “beneficially own”, “beneficial ownership” and “beneficial owner” with respect to any securities shall mean having “beneficial ownership” of such securities, as determined pursuant to Rule 13d-3 under the Exchange Act, without duplicative counting of the same securities by the same holder (it being understood that any securities owned by CCM Opportunistic Advisers, LLC (“CCM Advisers”) or by CCM Opportunistic Partners, LP (“CCM Partners”) shall be deemed not to be beneficially owned by Park City);

(c)                                  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended;

(d)                                 “Park City Group” shall mean, individually and collectively, Park City and any person who, within the meaning of Rule 12b-2 under the Exchange Act, is “controlling,” is “controlled by” or is “under common control with” Park City, including, without limitation, each of the “reporting persons” identified in the Schedule 13D filed by Park City with the SEC on April 4,

2013, as thereafter amended (it being understood, however, that neither CCM Advisers nor CCM Partners shall be considered to be a member of the Park City Group);

(e)                                  “person” shall mean any individual, partnership, corporation, limited liability company, trust or other entity or association;

(f)                                   “SEC” shall mean the United States Securities and Exchange Commission; and

(g)                                  “Voting Securities” shall mean all classes of capital stock of the Company entitled to vote generally in the election of directors.

5.                                      Choice of Law.  This Letter Agreement is to be governed by, and construed in accordance with, the internal law, and not the laws of conflicts, of the state in which the Company is incorporated at the time that any Action (as hereinafter defined) shall be commenced hereunder.

6.                                      Attorneys’ Fees.  If any party to this Letter Agreement shall bring any action, suit, proceeding, counterclaim or appeal for any relief against any other party hereto in connection with any dispute hereunder (collectively, an “Action”), the prevailing party shall be entitled to recover all attorneys’ fees, costs and disbursements incurred by the prevailing party in connection therewith.

7.                                      Injunctive Relief.  In addition to all other remedies provided at law or in equity, the Company may petition and obtain from a court of law or equity both temporary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security to prevent a breach of this Letter Agreement and to enforce specifically the terms and provisions hereof.

8.                                      Submission to Jurisdiction; Waivers.  With respect to any Action, each party to this Letter Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the State of Georgia and any court of the United States located in Atlanta, Georgia; (b) waives any objection which such party may have at any time to the laying of venue in any such court, waives any claim that such Action has been brought in an inconvenient forum and further waives the right to object, with respect to such Action, that such court does not have jurisdiction over such party; (c) consents to the service of process at the address set forth below such party’s name on the signature page hereto, provided that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law; and (d) waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury.

9.                                      Counterparts.  This Letter Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  Executed counterparts may be delivered by facsimile or electronic transmission in portable document format.

10.                               Other; Further Assurances.  Promptly after the execution of this Letter Agreement, the Company will issue a press release relating to MJF’s appointment to the Board and the other matters addressed in this Letter Agreement in a form agreed upon between the Company and Park City. MJF, during his service as a director of the Company, will receive the benefit of the same indemnity, insurance, compensation and expense reimbursement agreements and programs for directors of the Company in effect from time to time, whether or not it shall be determined at any time that MJF is not a valid and lawful member of the Board.  The parties hereto shall not take any action to avoid or seek to avoid the observance or performance of any of the terms of this Letter Agreement but shall at all times in good faith take all actions that are necessary to carry out and perform all of the provisions, and the purposes and intent, of this Letter Agreement.

If the foregoing accurately sets forth our understanding and agreement, please so indicate in the space provided for that purpose below, whereupon this Letter Agreement shall constitute a binding and enforceable agreement between and among the undersigned as of the date first above written.

Very truly yours,

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Its:

Address:		1145 Hembree Road
Roswell, GA 30076

ACKNOWLEDGED AND AGREED:

PARK CITY CAPITAL, LLC

By:	/s/ Michael J. Fox
Its:	Managing Member

Address:	200 Crescent Court, Suite 1575
Dallas, Texas 75201

/s/ Michael J. Fox
MICHAEL J. FOX, Individually

Address:	200 Crescent Court, Suite 1575
Dallas, Texas 75201